Exhibit 99.1
For Immediate Release:

CONTACT:

Bob Husted	David Rosenthal
Director of Investor Relations	Chief Financial Officer
303 440 5330	303 440 5330
SPECTRALINK REPORTS STRONG Q4 AND YEAR-END RESULTS
BOULDER, Colo. – Jan. 26, 2006 — SpectraLink Corp. (Nasdaq: SLNK), the leader in workplace wireless telephony, today reported revenue of $30.3 million and net income of $3.6 million, delivering earnings of 19 cents per fully diluted share, for the quarter ended Dec. 31, 2005. This represents growth in revenue of 10 percent over the same period a year ago. In 2004, fourth quarter net income was $3.9 million, or 20 cents per fully diluted share, on revenue of $27.6 million.
For the year ended Dec. 31, 2005, revenue was $97.8 million, with net income of $12.0 million resulting in 62 cents earnings per fully diluted share. For the same period a year ago, revenue was $90.0 million, generating $11.0 million in net income and 56 cents earnings per fully diluted share.
Included in fourth quarter results was approximately $600,000 (before tax) in expenses related to the KIRK telecom acquisition that reduced reported earnings per fully diluted share by two cents for the quarter and the year.
“I am pleased that we finished the year on a high note, with the announced acquisition of KIRK, expanding OEM sales, new technical executive leadership, and solid fourth quarter performance,” said John Elms, SpectraLink president and CEO. “We are entering the new year as a truly global provider of workplace wireless telephony, with a comprehensive product portfolio that positions us strongly to capitalize on the growing worldwide market.”
David Rosenthal, SpectraLink CFO and executive vice president, added, “It was very satisfying to deliver record contributions from our OEM partners, from our international organization, and from our NetLink sales in the fourth quarter, all contributing to deliver over $30 million in quarterly revenue. The resulting solid financial performance extended our series to 30 consecutive quarters of positive net income and 28 consecutive quarters of positive cash flow from operations.”
Webcast Information
SpectraLink will hold an audio webcast to discuss fourth quarter and fiscal year 2005 earnings results, today, Jan. 26, 2006, at 4:30 p.m. Eastern time. You can access the webcast and replay at www.spectralink.com.
In 2005, SpectraLink recognized the following key deliverables:
•	Announced the acquisition of KIRK telecom, a leading global provider of on-site, wireless communications solutions, based in Denmark;

•	Introduced a new handset specifically designed to meet the needs of the healthcare market;

•	Introduced the industry’s first wireless handset to support VPN security via Nortel;

•	Certified interoperability between NetLink Wireless Telephones and access points from seven leading Wi-Fi companies;

•	Grew international revenues more than 50 percent over 2004; and

•	Welcomed wireless industry veteran Masood Garahi to our executive management team as SpectraLink CTO and executive vice president of engineering.
About SpectraLink
SpectraLink, the leader in workplace wireless telephony, delivers the power of mobile voice and messaging applications to businesses worldwide. Seamlessly integrating with VoIP and traditional telephony platforms, SpectraLink’s scalable technology provides instant access to people and business-critical information. SpectraLink handsets free on-premises employees to be more accessible, productive and responsive. For more information, visit www.spectralink.com or call 1-800-676-5465.
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This release may contain forward-looking statements that are subject to many risks and uncertainties, including difficulties in integrating the operations, technologies, products, and personnel of SpectraLink and KIRK; expectations that the acquisition will be accretive to SpectraLink’s results; the unpredictable growth in international sales; the inability to close several large orders in the sales pipeline; OEM agreements with SpectraLink that impact margins and may not result in increased future sales of SpectraLink’s products or services; adverse changes in economic and business conditions affecting SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filings with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2004, and subsequent Form 10-Q filings.

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,703	$14,625
Cash in escrow	55,148	—
Investments in marketable securities — current	14,088	11,984
Trade accounts receivable, net of allowance of $343 and $374, respectively	22,574	21,252
Inventory, net of allowance of $575 and $720, respectively	8,940	8,076
Deferred income taxes — current portion	1,626	1,473
Prepaids and other	1,201	1,088

Total current assets	120,280	58,498

INVESTMENT IN MARKETABLE SECURITIES, net of current portion	—	27,781
PROPERTY AND EQUIPMENT, at cost:
Furniture and fixtures	2,866	2,481
Equipment	15,441	10,503
Leasehold improvements	1,225	1,036

	19,532	14,020

Less — accumulated depreciation and amortization	(11,110)	(9,436)

Net property and equipment	8,422	4,584
DEFERRED INCOME TAXES, net of current portion	—	103
OTHER	2,090	460

TOTAL ASSETS	$130,792	$91,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,478	$1,132
Income taxes payable	746	1,038
Accrued payroll, commissions and employee benefits	4,500	3,727
Accrued sales, use and property taxes	804	732
Accrued warranty expenses	947	901
Other accrued expenses	3,883	3,315
Deferred revenue	7,503	6,595
Current portion of long-term debt	15,000	—

Total current liabilities	34,861	17,440

Long-term debt, net of current portion	18,050	—
Other long-term liabilities	900	763

LONG-TERM LIABILITIES	18,950	763

TOTAL LIABILITIES	53,811	18,203

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 23,839 and 23,407 shares issued, respectively, and 19,106 and 19,138 shares outstanding, respectively	238	234
Additional paid-in capital	81,751	77,356
Retained earnings	32,383	28,030
Treasury stock, 4,732 and 4,269 shares, respectively, at cost	(37,391)	(32,397)

TOTAL STOCKHOLDERS’ EQUITY	76,981	73,223

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,792	$91,426

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
NET SALES	$30,313	$27,604	$97,774	$90,010
COST OF SALES	10,914	10,273	34,273	32,643

Gross profit	19,399	17,331	63,501	57,367

OPERATING EXPENSES:
Research and development	3,714	2,263	11,362	8,899
Marketing and selling	8,036	7,212	27,272	25,065
General and administrative	1,935	1,882	6,772	6,352

Total operating expenses	13,685	11,357	45,406	40,316

INCOME FROM OPERATIONS	5,714	5,974	18,095	17,051
OTHER INCOME AND EXPENSES
Interest income	408	256	1,543	648
Interest expense	(184)	—	(184)	—
Other income (expense), net	(222)	48	(369)	40

Total other income and expenses	2	304	990	688

INCOME BEFORE INCOME TAXES	5,716	6,278	19,085	17,739
INCOME TAX EXPENSE	2,115	2,373	7,061	6,785

NET INCOME	$3,601	$3,905	$12,024	$10,954

BASIC EARNINGS PER SHARE	$0.19	$0.20	$0.63	$0.58

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	19,030	19,060	19,061	19,050

DILUTED EARNINGS PER SHARE	$0.19	$0.20	$0.62	$0.56

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	19,320	19,450	19,370	19,550

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended
	December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,024	$10,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,746	1,637
Gain on disposal	—	(83)
Amortization of premium on investments in marketable securities	131	—
Amortization of debt acquisition costs	52	—
Loss on sale of investments in marketable securities	64	—
Loss on forward currency contract	182	—
Income tax benefit from the exercise of stock options	740	950
Provision for bad debts	18	118
Provision for excess and obsolete inventory	683	1,212
Deferred income taxes	49	137
Changes in assets and liabilities:
Increase in trade accounts receivable	(1,340)	(6,900)
Decrease in income taxes receivable	—	204
Increase in inventory	(1,547)	(1,635)
Increase in other assets	(1,005)	(361)
Increase (decrease) in accounts payable	346	(321)
(Decrease) increase in income taxes payable	(292)	1,038
Increase in accrued liabilities	1,537	2,068
Increase in deferred revenue	1,078	825

Net cash provided by operating activities	14,466	9,843

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,584)	(2,239)
Proceeds from disposal of property and equipment	—	184
Proceeds from sale of marketable securities	32,060	—
Purchases of investments in marketable securities	(6,659)	(39,784)
Capitalized acquisition costs	(419)	—
Cash in escrow	(55,148)	—

Net cash used in investing activities	(35,750)	(41,839)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing on long-term debt	33,050	—
Principal payments under long-term obligation	(35)	(29)
Capitalized debt acquisition costs	(690)	—
Proceeds from exercises of common stock options	3,339	4,779
Proceeds from issuances of common stock	363	643
Dividends paid	(7,671)	(7,630)
Purchases of treasury stock	(4,994)	(3,003)

Net cash provided by (used in) financing activities	23,362	(5,240)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,078	(37,236)
CASH AND CASH EQUIVALENTS, beginning of period	14,625	51,861

CASH AND CASH EQUIVALENTS, end of period	$16,703	$14,625

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net	$6,571	$4,456

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under long-term obligation	$—	$28